Exhibit 5.1



                                         May 8, 2003



Ohio Casualty Corporation
9450 Seward Road
Fairfield, Ohio  45014


               Re:    Registration Statement on Form S-3
                      ----------------------------------

Ladies and Gentlemen:

        We have acted as Ohio counsel to Ohio Casualty Corporation (the "Company"), a corporation organized under the laws of the State of Ohio, in connection with the preparation of a Registration Statement on Form S-3 (the "Registration Statement"), to be filed with the Securities and Exchange Commission (the "Commission") on the date hereof under the Securities Act of 1933, as amended (the "Act") by the Company and the statutory business trusts created under the laws of the State of Delaware known as Ohio Casualty Capital Trust I and Ohio Casualty Capital Trust II (collectively, the "Trusts"). The Registration Statement relates to, among other things, the issuance and sale from time to time pursuant to Rule 415 of the General Rules and Regulations promulgated under the Act of the following securities:

               (i) unsecured senior debt securities of the Company (the "Senior Debt Securities") and unsecured subordinated debt securities of the Company (the "Subordinated Debt Securities" and together with the Senior Debt Securities, the "Debt Securities"), in one or more series, which are to be issued pursuant to the indenture relating to the Senior Debt Securities, dated as of May 8, 2003 (the "Senior Debt Indenture"), between the Company and Citibank, N.A., as trustee (the "Senior Debt Trustee") and the indenture relating to the Subordinated Debt Securities, dated as of May 8, 2003 (the "Subordinated Debt Indenture"), between the Company and The Bank of New York, as trustee (the "Subordinated Debt Trustee") (collectively, the "Indentures");

               (ii) common shares of the Company, par value $.125 per share (the "Common Shares");

               (iii) preferred shares of the Company, each without par value (the "Preferred Shares"), to be issued in one or more series, which may also be issued in the form of depositary shares (the "Depositary Shares") evidenced by depositary receipts (the "Receipts") pursuant to one or more deposit agreements (each, a "Deposit Agreement") to be entered into between the Company and a depositary to be named (the "Depositary");

               (iv) warrants to purchase Debt Securities, Preferred Shares, Common Shares or other securities of the Company (the "Warrants") which may be issued pursuant to one or more warrant agreements (the "Warrant Agreements") to be entered into between the Company and a warrant agent or agents to be appointed by the Company.

The Debt Securities, the Depositary Shares, the Preferred Shares, the Common Shares, and the Warrants are collectively referred to as the "Offered Securities."

        This opinion is being delivered in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Act. Capitalized terms used but not otherwise defined herein have the meanings ascribed to them in the Registration Statement.

        In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) a draft of the Registration Statement, (ii) an executed copy of each of the Indentures; (iii) the articles of incorporation of the Company, as amended to date (the "Articles of Incorporation"); (iv) the code of regulations of the Company, as currently in effect (the "Regulations"); and (v) resolutions approved by the Board of Directors of the Company relating to the registration of the Offered Securities. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

        In our examinations and in rendering the opinions set forth below, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto, other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and that such documents constitute, or will constitute, valid and binding obligations of such parties. In addition, we have assumed that the Debt Securities will be executed in the forms attached to the Indentures. We have also assumed that the stock certificates evidencing the Common Shares and the Preferred Shares to be issued will be in a form that complies with, and the terms of such Preferred Shares will be duly established in accordance with, the Ohio General Corporation Law (the "OGCL"). As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

        Based on and subject to the foregoing and to the other qualifications and limitations set forth herein, we are of the opinion that:

        (1) The Debt Securities. The Indentures have been duly authorized, executed and delivered by the Company.

        (2) The Common Shares. When the Registration Statement has become effective under the Act, the terms of the sale of the Common Shares (and the terms of any Offered Securities pursuant to which the Common Shares may be issued) have been duly established by all necessary corporate action by the Company in conformity with applicable law, the Articles of Incorporation, as then in effect, and the Regulations, as then in effect, so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and the Common Shares have been duly authorized, issued and sold as contemplated by the Registration Statement (and in accordance with the terms of any other Offered Securities), the Common Shares (including any Common Shares that may be issued upon exercise or otherwise pursuant to the terms of any other Offered Securities) will be validly issued, fully paid and non-assessable. The Common Shares covered in the opinion in this paragraph also include any Common Shares issued upon exercise of Warrants so long as (i) the conditions set forth in the first sentence of this paragraph (2) are satisfied and (ii) the terms of the respective Warrant Agreements under which the Warrants are to be issued have been duly established and the applicable Warrant Agreement has been duly authorized, executed and delivered, the terms of such Warrants and of their issuance and sale have been duly established by all necessary corporate action by the Company in conformity with applicable law, the Articles of Incorporation, as then in effect, and the Regulations, as then in effect, and the applicable Warrant Agreement so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and such Warrants have been duly authorized, executed and authenticated in accordance with the applicable Warrant Agreement and issued and sold as contemplated in the Registration Statement.

        (3) The Preferred Shares and the Depositary Shares. When the Registration Statement has become effective under the Act, the terms of the Preferred Shares (and the terms of any Offered Securities pursuant to which the Preferred Shares may be issued) and of their issuance and sale have been duly established by all necessary corporate action by the Company in conformity with applicable law, the Articles of Incorporation, as then in effect, and the Regulations, as then in effect, so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, all necessary filings with respect to the Preferred Shares to be issued and sold have been duly made with the Secretary of State of the State of Ohio and when the Preferred Shares have been duly authorized, issued and sold as contemplated by the Registration Statement and in accordance with the terms of any other Offered Securities, the Preferred Shares (including any Preferred Shares that may be issued upon the exercise of or pursuant to the terms of any other Offered Securities) will be validly issued, fully paid and non-assessable. The Preferred Shares in this opinion in this paragraph include any Preferred Shares that may be represented by Depositary Shares, so long as
(i) the conditions set forth in the first sentence of this paragraph (3) are satisfied, and (ii) the terms of the applicable Deposit Agreement under which the Depositary Shares are to be issued (and the terms of any Offered Securities pursuant to which the Depositary Shares may be issued) have been duly established in conformity with applicable law, the Articles of Incorporation, as then in effect, and the Regulations, as then in effect, and the applicable Deposit Agreement has been duly authorized, executed and delivered, and is binding upon the Company, the terms of the Depositary Shares and of their issuance and sale have been duly established by all necessary corporate action by the Company in conformity with the Articles of Incorporation, as then in effect, and the Regulations, as then in effect, and with the Deposit Agreement so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, the Preferred Shares represented by the Depositary Shares have been duly delivered to the Depositary and the Receipts evidencing the Depositary Shares have been duly issued against deposit of the Preferred Shares in accordance with the Deposit Agreement and authorized, issued and sold as contemplated by the Registration Statement, the Receipts evidencing the Depositary Shares (including any Depositary Shares that may be issued upon the exercise of or pursuant to the terms of any other Offered Securities) will be validly issued.

        (4) The Warrants. When the Registration Statement has become effective under the Act, the terms of the respective Warrant Agreements under which the Warrants are to be issued have been duly established and the applicable Warrant Agreement has been duly authorized, executed and delivered, the terms of such Warrants and of their issuance and sale have been duly established by all necessary corporate action by the Company in conformity with applicable law, the Articles of Incorporation, as then in effect, and the Regulations, as then in effect, and the applicable Warrant Agreement so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and such Warrants have been duly authorized, executed and authenticated in accordance with the applicable Warrant Agreement and issued and sold as contemplated in the Registration Statement, such Warrants will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

        We express no opinion with respect to the application, if any, of laws concerning or promulgated by (a) state or foreign securities laws; (b) political subdivisions of any state; or (c) any taxes or tax effects.

        We are members of the Bar of the State of Ohio, and do not purport to have expertise in, and we do not express any opinion as to, the laws of any other jurisdiction other than the laws of the United States of America to the extent specifically referred to herein.

        We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also hereby consent to the use of our name under the heading "Legal Matters" in the prospectuses which forms part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.


                               Very truly yours,



                               /s/ Vorys, Sater, Seymour and Pease LLP